UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2016

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC	27105
(Address of principal executive offices)	(Zip Code)

(336) 519-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously announced, Hanesbrands Inc. (the “Company”) completed its acquisition of 100% of the ordinary shares of Pacific Brands Limited (“Pacific Brands”), the leading underwear and intimate apparel company in Australia, on July 14, 2016 pursuant to the terms of the Scheme Implementation Deed, dated April 28, 2016 (the “Agreement”), between the Company and Pacific Brands.

The acquisition was implemented by way of a recommended court approved Scheme of Arrangement (the “Scheme”), pursuant to which each fully paid ordinary share of Pacific Brands, together with all rights and entitlements attached thereto, was transferred to a wholly-owned subsidiary of the Company, and each holder of ordinary shares of Pacific Brands was entitled to receive AUD$1.15 in cash. The aggregate purchase price paid by the Company was approximately US$800 million.

The Company funded the acquisition, including related fees and expenses, through a combination of cash on hand, a portion of the net proceeds from the recent issuance by Hanesbrands Finance Luxembourg S.C.A. of €500 million aggregate principal amount of 3.5% senior notes due 2024, and borrowings under the Company’s Syndicated Facility Agreement (the “Syndicated Facility Agreement”), a joinder to its Third Amended and Restated Credit Agreement, dated as of April 29, 2015, entered into by and among the various financial institutions and other persons from time to time party to the Credit Agreement, Branch Banking & Trust Company and SunTrust Bank, as the co-documentation agents, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Bank, National Association, as the co-syndication agents, JPMorgan Chase Bank, N.A., as the administrative agent and the collateral agent, and J.P. Morgan Securities LLC, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as the joint lead arrangers and joint bookrunners (the “Third Amended and Restated Credit Agreement”).

From time to time, the financial institutions party to the Syndicated Facility Agreement or the Third Amended and Restated Credit Agreement or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its affiliates for which they have received, and will receive, customary fees and expenses. For example, some lenders or their affiliates are parties to the Company’s accounts receivable securitization facility or own senior notes issued or guaranteed by the Company.

Additional terms of the acquisition and the Agreement were previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 28, 2016. The foregoing description of the Agreement, the acquisition and the Scheme is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Scheme Implementation Deed, dated April 28, 2016, between Hanesbrands Inc. and Pacific Brands Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANESBRANDS INC.

Date: July 20, 2016	By:	/s/ Joia M. Johnson
		Name:	Joia M. Johnson
		Title:	Chief Legal Officer, General Counsel and
Corporate Secretary

EXHIBITS

Exhibit No.	Description

2.1	Scheme Implementation Deed, dated April 28, 2016, between Hanesbrands Inc. and Pacific Brands Limited.